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                                                                     Exhibit 2.2


                               ARTICLES OF MERGER
                     BETWEEN JET AVIATION TRADING, INC. AND
                          SCHUYLKILL ACQUISITION CORP.

         Pursuant to the requirements of Section 607.1105 of the Florida Corporation Act, the undersigned Joseph J. Nelson, President, of Jet Aviation Trading, Inc. and Michael J. Cirillo, President, of Schuylkill Acquisition Corp., hereby certify:

         FIRST: That the names of the constituent corporations are Jet Aviation Trading, Inc. and Schuylkill Acquisition Corp. and the name of surviving corporation will be Schuylkill Acquisition Corp., the name of which shall, on the effective date of the merger, be changed to Jet Aviation Trading, Inc.

         SECOND: The plan of merger is that on the effective date of the merger each then outstanding share of common stock of Jet Aviation Trading, Inc., shall cease to be an existing and issued share by virtue of the merger and without any action on the part of Schuylkill Acquisition Corp., Jet Aviation Trading, Inc. or the holder thereof shall be canceled in exchange for one share of common stock of Schuylkill Acquisition Corp.

         THIRD: That the merger shall be and become effective upon the filing of these Articles of Merger with the Secretary of State of Florida.

         FOURTH: That the merger was authorized by the Board of Directors of Jet Aviation Trading, Inc. by unanimous written consent on July 14, 1997, and that the merger was authorized

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by the Board of Directors of Schuylkill Acquisition Corp. by unanimous written consent on July 14, 1977.

         FIFTH: That the merger was authorized by the shareholders of Jet Aviation Trading, Inc., by written consent of a majority of the shareholders of the issued and outstanding stock on July 17, 1997, and that approval by the stockholders of Schuylkill Acquisition Corp. was not required pursuant to Florida Statutes ss.607.1103.

         IN WITNESS WHEREOF, we hereunto sign our names and affix our seals this 17 day of July, 1997.


                                    JET AVIATION TRADING, INC.


                                    By: /s/ Joseph Nelson
                                        --------------------------------
                                        Joseph Nelson, President


                                    SCHUYLKILL ACQUISITION CORP.


                                    By: /s/ Michael J. Cirillo
                                        --------------------------------
                                        Michael J. Cirillo, President

STATE OF FLORIDA                    )
                                    :ss
COUNTY OF DADE                      )

         The foregoing instrument was acknowledged before me this day of July, 1997 by JOSEPH NELSON, President of Jet Aviation Trading, Inc., a Florida corporation, who is personally known to me or who produced N/A as identification, and who did/did not take an oath.


Marion N. Koliniatis                         /s/ Marion N. Koliniatis
-------------------------------------        ---------------------------------
Typed, Printed or Stamped                    Notary Public -- State of
Name of Notary Public                        Florida at large

My Commission expires:  6/7/99               [SEAL]








                [NOTARY CERTIFICATES CONTINUED ON FOLLOWING PAGE]

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STATE OF NEW YORK     )
                       :ss
COUNTY OF NEW YORK    )

         The foregoing instrument was acknowledged before me this 15th day of July, 1997 by MICHAEL J. CIRILLO, President of Schuylkill Acquisition Corp., a Florida corporation, who is personally known to me or who produced a passport as identification, and who did/did not take an oath.



MARIO PAGAN                                  /s/ MARIO PAGAN
-------------------------------------        ---------------------------------
Typed, Printed or Stamped                    Notary Public -- State of New York
Name of Notary Public


                                             [SEAL]


                                                      MARIO PAGAN
                                             Notary Public State of New York
                                                     No. 01PA5058118
                                               Qualified in New York County
                                             Commission Expires April 1, 1998


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